ONE STOP SYSTEMS, INC.

EQUITY DISTRIBUTION AGREEMENT

October 28, 2026

PIPER SANDLER & CO.

350 North 5th Street

Suite 1000

Minneapolis, Minnesota 55401

Ladies and Gentlemen:

As further set forth in this agreement (this “Agreement”), One Stop Systems, Inc., a company organized under the laws of Delaware (the “Company”), proposes to issue and sell from time to time through Piper Sandler & Co. (the “Agent”), as sales agent, the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (such shares of Common Stock to be sold pursuant to this Agreement, the “Shares”) on terms set forth herein. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in Section 2 of this Agreement on the number of Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and the Agent shall have no obligation in connection with such compliance.

The Company hereby confirms its agreement with the Agent with respect to the sale of the Shares.

1.
Representations and Warranties of the Company.

(a)
The Company represents and warrants to, and agrees with, the Agent that as of the date of this Agreement, each Representation Date (as defined in Section 3(o) below), each date on which a Placement Notice (as defined in Section 2(a)(i) below) is given (each, a “Notice Date”), each date on which Shares are sold hereunder (each, an “Applicable Time”), and each Settlement Date (as defined in Section 2(a)(vii) below) as follows:

(i) Registration Statement and Prospectus. The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-298543), including a base prospectus, relating to certain securities, including the Common Stock, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement specifically relating to the Shares (the “Prospectus Supplement”). The

Company has furnished to the Agent, for use by Agent, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act (“Rule 433”), relating to the Shares, if any, that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

(ii) Continuing Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, contemplated or threatened by the Commission. The Company meets the requirements for use of Form S-3 under the Securities Act. The sale of the Shares hereunder meets the requirements of General Instruction I.B.1. or I.B.6 of Form S-3, as applicable.

(i)
No Material Misstatements or Omissions. The Prospectus when filed complied, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act. Each of the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus and any post-effective amendments or supplements thereto, at the time it became effective or its date, as applicable, and as of each Settlement Date (as defined in Section 2(a)(vii) below), complied in all material respects with the Securities Act, and as of each effective date and each Settlement Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, did not and, as of each Settlement Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Agent furnished to the Company in writing by the Agent expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

(ii)
Eligible Issuer. The Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Securities Act) related to the offering of the Shares contemplated hereby is solely the property of the Company.

(iii)
SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and Prospectus Supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has had a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company, together with the related notes, included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States consistently applied throughout the periods involved; the supporting schedule included in the Registration Statement presents fairly the information required to be stated therein; all non-GAAP financial information included in the Registration Statement, the Prospectus Supplement and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act; and, except as disclosed in the Prospectus Supplement and the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Securities Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. No other financial statements or schedules are required to be included in the Registration Statement, the Prospectus Supplement or the Prospectus. To the Company’s knowledge, Haskell & White LLP, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Prospectus Supplement and the Prospectus, is (x) an independent public accounting firm within the meaning of the Securities Act, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(iv)
Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth in the Prospectus Supplement and in the Prospectus, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect (as defined below), (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting in any material respect, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any executive officer, director or affiliate, except pursuant to existing Company stock option or omnibus incentive plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that is required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed in accordance with applicable securities laws.

(v)
Good Standing and Qualification. Each of the Company and each of the subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(vi)
Absence of Proceedings. Except as set forth in the Prospectus Supplement and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding (a) to which the Company or any of its subsidiaries is a party or (b) which has as the subject thereof any officer or director of the Company, any employee benefit plan sponsored by the Company or any property or assets owned or leased by the Company before or by any court or Governmental Authority (as defined below), or any arbitrator, which, individually or in the aggregate, would reasonably be expected to result in any Material Adverse Effect or which are otherwise material in the context of the sale of the Shares; in each case, excluding any action or suit or proceeding arising in the ordinary course of business that is routine in nature and does not involve claims or potential liabilities, that individually or in the aggregate, would reasonably be expected to be material to the Company. There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings (x) to which the Company or any of its subsidiaries is subject or (y) which has as the subject thereof any officer or director of the Company any employee plan sponsored by the Company or any property or assets owned or leased by the Company, that are required to be described in the Registration Statement, Prospectus Supplement and Prospectus by the Securities Act and that have not been so described.

(vii)
Disclosure of Legal Matters. There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement, the Prospectus Supplement or the Prospectus or required to be filed as exhibits to the Registration Statement, by the Securities Act that have not been so described in all material respects or filed.

(viii)
Authorization; Enforcement; No Conflicts. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals (as defined below). This Agreement to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by general equitable principles and laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The execution, delivery and performance by the Company of this Agreement to which it is a party, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation or bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(ix)
Capitalization; the Shares; Registration Rights. The Company has an authorized capitalization as set forth in the SEC Reports. Except as disclosed in the SEC Reports, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, upon the vesting and settlement of restricted stock units under the Company’s equity incentive plans, pursuant to the conversion and/or exercise of Common Stock Equivalents (as defined below) outstanding as of the date of the most recently filed periodic report under the Exchange Act, pursuant to this Agreement or in connection with any merger, acquisition, business combination or other strategic transaction permitted pursuant to Section 3(i) of this

Agreement. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as set forth in the Prospectus Supplement and in the Prospectus or as a result of the purchase and sale of the Shares, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Agent). Except as set forth in the Prospectus Supplement and in the Prospectus, there are no outstanding securities of the Company with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company. Except as disclosed in the the Prospectus Supplement or the Prospectus, there are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities that have not been waived. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Shares. Except as disclosed in the SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. “Common Stock Equivalents” means any securities of the Company or the subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(x)
Stock Option Plans. Except as described in the Registration Statement, in the Prospectus Supplement and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The description of the Company’s stock option, stock bonus and other stock plans or arrangements (the “Company Stock Plans”), and the options (the “Options”) or other rights granted thereunder, set forth in the Prospectus Supplement and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. Each stock option granted by the Company under the Company Stock Plan was granted (i) in accordance with the terms of the Company Stock Plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company Stock Plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their financial results or prospects.

(xi)
Compliance. The Company: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is not in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case, where such defaults or violations would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xii)
Title of Assets. Except as set forth in the Prospectus Supplement and in the Prospectus, the Company and the subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the subsidiaries, in each case free and clear of all liens, except for (i) liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the subsidiaries and (ii) liens for the payment of federal, state, foreign or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities currently held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance in all material respects.

(xiii)
Intellectual Property. Except as set forth in the Prospectus Supplement and in the Prospectus, (i) the Company and each of its subsidiaries owns or has adequate rights to use all trademarks, trade names, domain names, patents, patent rights, mask works, copyrights, technology, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), service marks, trade dress rights and other intellectual property and registrations and applications for registration for any of the foregoing that are, in each case, material to the Company (collectively, “Intellectual Property”) and has such other rights, licenses, approvals and governmental authorizations, in each case, sufficient to conduct its business as now conducted and as now proposed to be conducted in all material respects without any known violation or conflict with any third party Intellectual Property, and, to the Company’s and its subsidiaries’ knowledge, there are no rights of third parties to any such Intellectual Property owned by the Company and its subsidiaries and none of the foregoing Intellectual Property rights owned or, licensed by the Company or any of its subsidiaries is invalid or unenforceable, (ii) the Company has no knowledge of any infringement by it or any of its subsidiaries of Intellectual Property rights of others, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company and its subsidiaries infringe or otherwise violate any Intellectual Property rights of others, where such infringement or violation would have a Material Adverse Effect, (iii) the Company is not aware of any material infringement, misappropriation or violation by others of, or conflict by others with rights of the Company or any of its subsidiaries with respect to, any Intellectual Property, (iv) there is no suit, proceeding or claim being made against the Company or any of its subsidiaries or, to the knowledge of the Company and its subsidiaries, any employee of the Company or any of its subsidiaries, regarding Intellectual Property, challenging the Company’s and its subsidiaries’ rights in or to any such Intellectual Property or alleging other infringement that would have a Material Adverse Effect and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim, (v) to the Company’s knowledge, there is no third-party U.S. patent or published U.S. patent application that contains claims for which an “interference proceeding” (as defined in 35 U.S.C. § 135) has been commenced against any material patent or patent application described in the Prospectus as being owned by or licensed to the Company and (vi) the Company and its subsidiaries have not received any notice of infringement with respect to any patent or any notice challenging the validity, scope or enforceability of any Intellectual Property owned by or licensed to the Company or any of its subsidiaries, in each case the loss of which patent or Intellectual Property (or loss of rights thereto) would have a Material Adverse Effect. The Company and its subsidiaries have taken all reasonable steps necessary to secure their interests in such Intellectual Property from their employees and contractors (including, but not limited to, assignments of such Intellectual Property from such employees and contractors) and to protect the confidentiality of all of their confidential information and trade secrets and that of third parties in their possession to the extent contractually required to do so.

(xiv)
No Violations or Defaults. Except as disclosed in the Registration Statement, the Prospectus Supplement or the Prospectus, neither the Company nor any of its subsidiaries (i) is in violation of its articles of association, charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, result in a Material Adverse Effect.

(xv)
Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its subsidiaries each (i) has made or filed all material United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all material taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(xvi)
Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company is in compliance with the applicable continued listing requirements the Nasdaq Stock LLC on which the Common Stock is currently listed or quoted, and has not, in the 12 months preceding the date hereof, received notice from the Nasdaq Stock LLC on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such trading market. Except as disclosed, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer. Except as previously disclosed to counsel for the Agent or as set forth in the Prospectus Supplement and the Prospectus, to the knowledge of the Company, no beneficial owners of the Company’s capital stock or subordinated debt who, together with their associated persons and affiliates, hold in the aggregate 10% or more of such capital stock or subordinated debt, have any direct or indirect association or affiliate with a member of the Financial Industry Regulatory Authority (“FINRA”).

(xvii)
Ownership of Other Entities. Except as disclosed in the Prospectus and Prospectus Supplement, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xviii)
Sarbanes-Oxley; Internal Controls. To the Company’s knowledge, the Company and the subsidiaries are in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company maintains a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the subsidiaries and designed such disclosure controls and procedures to ensure that material information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Except as set forth in the Prospectus Supplement and in the Prospectus, the Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company that have materially affected, or are reasonably likely to materially affect, the internal control over financial reporting of the Company.

(xix)
No Brokers or Finders. Except for the fees and expenses contemplated by this Agreement, or as otherwise disclosed in the Prospectus Supplement, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Agent shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(xx)
Insurance. The Company and the subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage in amount deemed prudent by the Company. The Company currently has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect.

(xxi)
Investment Company. The Company is not and immediately after receipt of payment for the Shares, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(xxii)
Incorporated Documents. The documents incorporated by reference in the Prospectus Supplement and in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus Supplement or in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxiii)
Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(xxiv)
Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its affiliates and any of their respective officers, directors, supervisors, and to the knowledge of the Company, managers, agents, or employees, has not violated, its participation in the offering will not violate, and the Company has instituted and maintains policies and procedures designed to ensure continued compliance with, each of the following laws: anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope, or anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on

Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

(xxv)
OFAC.

(A) Neither the Company nor any of its directors, officers or employees, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company, is an individual that is, or is owned or controlled by an individual that is:

(1) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(2) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(B) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any individual or entity:

(1) to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(2) in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C) For the past five years, the Company has not knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xxvi)
Environmental Laws. The Company (i) is in compliance, in all material respects, with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) has received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(xxvii)
Compliance with Occupational Laws. The Company (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(xxviii)
ERISA and Employee Benefits Matters. (A) To the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any Employee Benefit Plan. At no time has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA. No Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law. Each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked; to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification; (B) with respect to each Foreign Benefit Plan, such Foreign Benefit Plan (1) if intended to qualify for special tax treatment, meets, in all material respects, the requirements for such treatment, and (2) if required to be funded, is funded to the extent required by applicable law, and with respect to all other Foreign Benefit Plans, adequate reserves therefor have been established on the accounting statements of the Company; (C) the Company does not have any obligations under any collective bargaining agreement with any union and no organization efforts are underway with respect to Company employees. As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (1) any current or former employee, director or independent contractor of the Company has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or (2) the Company has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the company’s controlled group as defined in Code Section 414(b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States or which covers any employee working or residing outside of the United States.

(xxix)
Business Arrangements. Except as disclosed in the Registration Statement, the Prospectus Supplement and the Prospectus, the Company has not granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person and is not bound by any agreement that affects the exclusive right of the Company to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

(xxx)
Labor Matters. No labor dispute exists or, to the knowledge of the Company, is threatened or imminent with respect to any of the employees of the Company, which would reasonably be expected to result in a Material Adverse Effect. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company and the Company is not a party to a collective bargaining agreement, and the Company believes that its relationships with its employees is good. To the knowledge of the Company, no executive officer of the Company is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third-party, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company and its subsidiaries are in compliance, in all material respects, with all applicable U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxi)
Statistical Information. Any third-party statistical and market-related data included in the Registration Statement, the Prospectus Supplement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(xxxii)
Forward-looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Prospectus Supplement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxxiii)
Cybersecurity. There has been no security breach or other compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect. The Company (i) has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other compromise to its IT Systems and Data; (ii) are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) have implemented backup and disaster recovery technology consistent with industry standards and practices.

(xxxiv)
Compliance with Data Privacy Laws. To the Company’s knowledge: (i) the Company is, and at all times during the last three (3) years were, in compliance in all material respects with all applicable state, federal and foreign data privacy and security laws and regulations, including, without limitation, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, “Privacy Laws”); (ii) the Company has in place, in all material respects, complies with, and takes appropriate steps reasonably designed to ensure compliance with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (as defined below) (the “Policies”); (iii) the Company provides accurate notice of its applicable Policies to its customers, employees, third party vendors and representatives as required by the Privacy Laws, in all material respects; and (iv) applicable Policies provide accurate and sufficient notice of the Company’s then-current privacy practices relating to its subject matter, and do not contain any material omissions of the Company’s then-current privacy practices, as required by Privacy Laws. “Personal Data” means (i) a natural person’s name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any identifiable data related to an identified person’s health or sexual orientation. Except as would not, individually or in the aggregate, have a material adverse effect: (i) none of such disclosures made or contained in any of the Policies have been inaccurate, misleading, or deceptive in violation of any Privacy Laws; and (ii) the execution, delivery and performance of this Agreement will not result in a breach of any Privacy Laws or Policies. The Company , (i) has not received written notice of any actual or potential liability of the Company or the subsidiaries under, or actual or potential violation by the Company or the subsidiaries of, any of the Privacy Laws; (ii) is not currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any regulatory request or demand pursuant to any Privacy Law; or (iii) is not a party to any order, decree, or agreement by or with any court or arbitrator or governmental or regulatory authority that imposed any obligation or liability under any Privacy Law.

(xxxv)
eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxxvi)
Litigation. Except as set forth in the Prospectus Supplement and in the Prospectus , there is no action, suit, inquiry, notice of violation, Proceeding or investigation pending or, to the knowledge of the Company, threatened in writing against or affecting the Company, or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which, if there were an unfavorable decision, would be expected to result in a Material Adverse Effect. None of the Actions in the SEC Reports challenges the legality, validity or enforceability of any of this Agreement or the Shares. Neither the Company nor any director or executive officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, which would result in a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or executive officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(xxxvii)
Transactions with Affiliates and Employees. None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(xxxviii)
Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state (including state blue sky law), local, foreign or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than: (i) the filing with the Commission of the Prospectus Supplement, and (ii) notices and/or application(s) to and approvals by the Nasdaq Stock LLC for the listing of the Shares for trading thereon in the time and manner required thereby and (iii) filings required by FINRA, to the extent required (collectively, the “Required Approvals”).

(xxxix)
Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(xl)
Effect of Certificates. Any certificate signed by any officer of the Company and delivered to you or to counsel for the Agent shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby.

2.
Purchase, Sale and Delivery of Shares.

(a)
At-the-Market Sales. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Agent as sales agent, and the Agent agrees to use its commercially reasonable efforts to sell for and on behalf of the Company, the Shares on the following terms and conditions; provided, however, that any obligation of the Agent to use such commercially reasonable efforts shall be subject to the continuing accuracy of the representations and warranties of the Company herein, the performance by the Company of its covenants and obligations hereunder and the continuing satisfaction of the additional conditions specified in Section 4 of this Agreement. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Shares, and (ii) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares as required under this Section 2.

(i)
Each time that the Company wishes to issue and sell the Shares hereunder (each, a “Placement”), it will notify the Agent by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of shares of Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one Trading Day (as defined below) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1; provided however, the Company agrees that it shall not submit (and further agrees that Piper Sandler shall be under no obligation to accept) a Placement Notice for Shares that (i) are currently trading at or below $0.50/share, or (ii) are currently subject to a trading restriction by Piper Sandler or its clearing firm, Pershing LLC. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Agent set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt by the Agent unless and until (i) in accordance with the notice requirements set forth in Section 2(a)(iii) of this Agreement, the Agent declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Shares have been sold, (iii) the Company suspends or terminates the Placement Notice in accordance with the notice requirements set forth in Section 2(a)(iii) below, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 7. The amount of any commission or other compensation to be paid by the Company to the Agent in connection with the sale of the Shares shall be calculated in accordance with the terms set forth in Section 2(a)(v) below. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Shares unless and until the Company delivers a Placement Notice to the Agent and the Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of the Placement Notice, the terms of the Placement Notice will control. For the purposes hereof, “Trading Day” means any day on which the Company’s Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.

(ii)
The Shares are to be sold by the Agent on a daily basis or otherwise as shall be agreed to by the Company and the Agent on any day that is a trading day for the Exchange (other than a day on which the Exchange is scheduled to close prior to its regular weekday closing time). The gross sales price of the Shares sold under this Section 2(a) shall be the market price for the Company’s Common Stock sold by the Agent under this Section 2(a) at the time of such sale.

(iii)
Notwithstanding the foregoing, the Company may instruct the Agent by telephone (confirmed promptly by email) not to sell the Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction. Furthermore, the Company shall not authorize the issuance and sale of, and the Agent shall not be obligated to use its commercially reasonable efforts to sell, any Share at a price lower than the minimum price therefor designated from time to time by the Company’s Board of Directors and notified to the Agent in writing. In addition, the Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by email), suspend the offering of the Shares, whereupon the Agent shall so suspend the offering of Shares until further notice is provided to the other party to the contrary; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information, the Company and the Agent agree that (i) no sale of Shares will take place, (ii) the Company shall not request the sale of any Shares, and (iii) the Agent shall not be obligated to sell or offer to sell any Shares.

(iv)
Subject to the terms of the Placement Notice, the Agent may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through an Exchange. Subject to the terms of any Placement Notice, the Agent may also sell Shares in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law, subject to the prior written consent of the Company.

(v)
The compensation to the Agent for sales of the Shares, as an agent of the Company, shall be 3.0% of the gross sales price of the Shares sold pursuant to this Section 2(a), payable in cash (the “Sales Commission”); provided that the combined Sales Commission and reimbursement of the Agent for its out-of-pocket expenses pursuant to Section 3(g), including reasonable fees and disbursements of the Agent’s counsel, shall not be unfair or unreasonable under FINRA Rule 5110. The remaining proceeds, after further deduction for (i) any other amounts due and payable by the Company to the Agent hereunder pursuant to Section 3(g) hereof and (ii) any transaction fees, trading expenses or execution fees imposed by any clearing organization or any governmental or self-regulatory organization and any other fees incurred by the Agent in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(vi)
The Agent will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2), no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Shares hereunder, setting forth the number of Shares sold on such day, the volume-weighted average price of the Shares sold, and the Net Proceeds payable to the Company.

(vii)
All Shares sold pursuant to this Section 2(a) will be delivered by the Company to the Agent for the account of the Agent, against payment of the Net Proceeds therefor, by wire transfer of same-day funds payable to the order of the Company at the offices of Piper Sandler & Co., 350 North 5th Street, Suite 1000, Minneapolis, Minnesota 55401, or such other location as may be mutually acceptable, at 9:00 a.m. Central Time on the first full business day following the date on which such Shares are sold, or at such other time and date as the Agent and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, each such time and date of delivery being herein referred to as a “Settlement Date.” If the Agent so elects, delivery of the Shares may be made by credit through full fast transfer to an account or accounts at The Depository Trust Company designated by the Agent. On each Settlement Date, the Agent will deliver the Net Proceeds in same day funds to an account designated by the Company on, or prior to, such Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to timely deliver duly authorized Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 5 hereto, it will (i) hold the Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company, (ii) reimburse the Agent for any losses incurred by the Agent attributable, directly or indirectly, to such default and (iii) pay to the Agent any commission or other compensation to which the Agent would otherwise have been entitled absent such default.

(b)
Maximum Amount. Under no circumstances shall the aggregate number or aggregate value of the Shares sold pursuant to this Agreement exceed: (i) the aggregate number and aggregate dollar amount of shares of Common Stock available for issuance and sale under the currently effective Registration Statement (including any limit set forth in General Instruction I.B.6 thereof, if applicable), (ii) the aggregate number of authorized but unissued shares of Common Stock that are available for issuance under the Company’s certificate of incorporation or certificate of designation or (iii) the aggregate number or aggregate dollar amount of shares of Common Stock for which the Company has filed any Prospectus Supplement in connection with the Shares (the lesser of (i), (ii) and (iii), the “Maximum Amount”).

(c)
No Association or Partnership. Nothing herein contained shall constitute the Agent as an unincorporated association or partner with the Company.

(d)
Duration. Under no circumstances shall any Shares be sold pursuant to this Agreement after the date which is three years after the Registration Statement is first declared effective by the Commission.

(e)
Market Transactions by Agent. The Company acknowledges and agrees that the Agent has informed the Company that the Agent may, to the extent permitted under the Securities Act, the Exchange Act and this Agreement, purchase and sell shares of Common Stock for its own account while this Agreement is in effect, provided, that (i) no sale for its own account shall take place while a Placement Notice is in effect (except to the extent the Agent may engage in sales of Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by the Agent. The Company consents to the Agent trading in the Common Stock for the account of any of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

3.
Covenants of the Company. The Company covenants and agrees with the Agent as follows:

(a)
Amendments to Registration Statement and Prospectus. After the date of this Agreement and during any period in which a Prospectus relating to any Shares is required to be delivered by the Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company agrees that it will: (i) notify the Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to the Shares, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus related to the Shares has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement (insofar as it relates to the transactions contemplated hereby) or Prospectus or for additional information; (ii) prepare and file with the Commission, promptly upon the Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent’s reasonable opinion, may be necessary or advisable in connection with the sale of the Shares by the Agent (provided, however, that the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Shares or a security convertible into the Shares unless a copy thereof has been submitted to the Agent within a reasonable period of time before the filing and the Agent has not reasonably objected thereto (provided, however, that (A) the failure of the Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement), (B) the Company has no obligation to provide the Agent any advance copy of such filing or to provide the Agent an opportunity to object to such filing if the filing does not name the Agent or does not relate to a Placement or other transaction contemplated hereunder, and (C) the only remedy that the Agent shall have with respect to the failure by the Company to provide the Agent with such copy or the filing of such amendment or supplement despite the Agent’s objection shall be to cease making sales under this Agreement); (iv) furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (v) cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act.

(b)
Stop Order. The Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose, and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c)
Continuing Amendments. During any period in which a Prospectus relating to the Shares is required to be delivered by the Agent under the Securities Act with respect to any Placement or pending sale of the Shares, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and will file on or before their respective due dates all reports (taking into account any extensions available under the Exchange Act) and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agent to suspend the offering of Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d)
Qualification of the Shares. The Company shall take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such jurisdictions as the Agent reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state. The Company shall promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e)
Copies of Registration Statement and Prospectus. The Company will furnish to the Agent and counsel for the Agent copies of the Registration Statement (which will include three complete manually signed copies of the Registration Statement and all consents and exhibits filed therewith), the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Agent may from time to time reasonably request.

(f)
Section 11(a). The Company will make generally available to its security holders as soon as practicable an earnings statement (which need not be audited) covering a 12‑month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

(g)
Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (i) all expenses (including stock or transfer taxes and stamp or similar duties allocated to the respective transferees) incurred in connection with the registration, issue, sale and delivery of the

Shares, (ii) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, the Prospectus and any amendment thereof or supplement thereto, and the producing, word-processing, printing, delivery, and shipping of this Agreement and other underwriting documents or closing documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions) and including the cost to furnish copies of each thereof to the Agent, (iii) all filing fees, (iv) all fees and disbursements of the Agent’s counsel incurred in connection with the qualification of the Shares for offering and sale by the Agent or by dealers under the securities or blue sky laws of the states and other jurisdictions which the Agent shall designate, (v) the fees and expenses of any transfer agent or registrar, (vi) the filing fees and fees and disbursements of the Agent’s counsel incident to any required review and approval by FINRA of the terms of the sale of the Shares, (vii) listing fees, if any, (viii) the cost and expenses of the Company relating to investor presentations or any “roadshow” undertaken in connection with marketing of the Shares, and (ix) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. In addition to (iv) and (vi) above, the Company shall reimburse the Agent for its out-of-pocket expenses, including reasonable fees and disbursements of the Agent’s counsel incurred by Agent in connection with this Agreement, the Registration Statement, the Prospectus, the Prospectus Supplement; provided that such fees and disbursements shall not exceed: (A) $75,000 in connection with the filing of the initial Prospectus Supplement pursuant to this Agreement, and (B) $15,000 for each quarter subsequent to the quarter in which the initial Prospectus Supplement was filed.

(h)
Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares in the manner described in the Prospectus.

(i)
Restrictions on Future Sales. During the term of this Agreement, the Company will not, offer for sale, sell, contract to sell, pledge, grant any option for the sale of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of Common Stock (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate, or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, or permit the registration under the Securities Act of any Common Stock, such securities, options or rights, except for: (i) the registration of the Shares and the sales through the Agent pursuant to this Agreement, (ii) sales of shares through any dividend reinvestment and stock purchase plan of the Company, (iii) sales of shares of restricted stock, restricted stock units and options granted pursuant to employee benefit plans existing as of the date hereof, and the Common Stock issuable upon the exercise of such outstanding options or vesting of such restricted stock units, and (iv) the issuance of shares pursuant to the exercise of warrants, and (v) the sale or issuance of, or entry into an agreement to sell or issue, shares of Common Stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, Common Stock in connection with any merger, acquisition of securities, businesses, property or other assets, joint venture, strategic alliance, licensing or collaboration transaction, or commercial, lending or other collaborative or similar strategic transaction, or the assumption of an employee benefit plan in connection with any merger or acquisition (including the issuance of Common Stock upon the exercise, vesting or settlement of any award under an employee benefit plan so assumed), in the case of each of (ii), (iii), (iv) and (v), without giving the Agent at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale, so as to permit the Agent to suspend activity under this Agreement for such period of time as requested by the Company.

(j)
No Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to cause or result in, or which constitutes: (i) the stabilization or manipulation of the price of the Common Stock or any other security of the Company to facilitate the sale or resale of the Shares, (ii) a violation of Regulation M. The Company shall notify the Agent of any violation of Regulation M by the Company or any of its subsidiaries or any of their respective officers or directors promptly after the Company has received notice or obtained knowledge of any such violation. The Company shall not invest in futures contracts, options on futures contracts or options on commodities, unless the Company is exempt from the registration requirements of the Commodity Exchange Act, as amended (the “Commodity Act”), or otherwise complies with the Commodity Act. The Company will not engage in any activities bearing on the Commodity Act, unless such activities are exempt from the Commodity Act or otherwise comply with the Commodity Act.

(k)
No Other Broker. The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby.

(l)
Timely Securities Act and Exchange Act Reports. During any prospectus delivery period, the Company will use its commercially reasonable efforts to file on a timely basis with the Commission such periodic and special reports as required by the Securities Act and the Exchange Act.

(m)
Internal Controls. The Company and its subsidiaries will maintain such controls and other procedures, including without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

(n)
Permitted Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior written consent of the Agent, and the Agent severally represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(o)
Representation Date and Opinions of Counsel. Prior to the date of the first Placement Notice, and thereafter during the term of this Agreement, each time the Company (A) files an amendment to the Registration Statement or Prospectus (other than relating solely to the offering of securities other than the Shares), (B) files an annual report on Form 10-K under the Exchange Act or files its quarterly reports on Form 10-Q under the Exchange Act; or (C) files a report on Form 8-K containing amended financial statements (other than an earnings release) under the Exchange Act, (each of the dates in (A), (B) and (C) are referred to herein as a “Representation Date”), the Company shall cause Procopio, Cory, Hargreaves & Savitch LLP (“Procopio”), counsel for the Company, to furnish to the Agent the opinion and negative assurance letter of such counsel, dated as of such date and addressed to the Agent, in form and substance reasonably satisfactory to the Agent; provided however, only a negative assurance letter of such counsel shall be required for each subsequent Representation Date.

Notwithstanding the foregoing, the requirement to provide counsel opinions under this Section 3(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the date the Company delivers a Placement Notice to the Agent, provided, however, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Agent with opinions under this Section 3(o), then before the Agent sells any Shares pursuant to Section 2(a), the Company shall cause the opinions (including the opinion pursuant to Section 3(o) if not delivered on the date of the prior Form 10-K), comfort letter, certificates and documents that would be delivered on a Representation Date to be delivered.

(p)
Representation Date and Comfort Letter. Prior to the date of the first Placement Notice and thereafter during the term of this Agreement, on each Representation Date to which a waiver does not apply, the Company shall cause Haskell & White LLP, or other independent accountants satisfactory to the Agent (the “Accountants”), to deliver to the Agent a letter, dated as of such date and addressed to the Agent, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2‑01 of Regulation S‑X of the Commission, and stating the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter in form and substance satisfactory to the Agent of the same tenor as the first such letter received hereunder.

(q)
Representation Date and Representation Certificate. Prior to the date of the first Placement Notice and thereafter during the term of this Agreement, on each Representation Date to which a waiver does not apply, the Company shall furnish to the Agent a certificate (the “Representation Certificate”), substantially in the form of Schedule 3 hereto and dated as of such date, addressed to the Agent and signed by the chief executive officer and by the chief financial officer of the Company.

(r)
Disclosure of Shares Sold. The Company shall disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of the Shares sold through the Agent under this Agreement, the net proceeds to the Company and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter.

(s)
Continued Listing of Shares. The Company shall use its commercially reasonable efforts to maintain the listing of the Common Stock on the Exchange.

(t)
Notice of Changes. At any time during the term of this Agreement, as supplemented from time to time, the Company shall advise the Agent immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Agent pursuant to this Section 3.

(u)
Maximum Amount. The Company will not instruct the Agent to sell or otherwise attempt to sell Shares pursuant to this Agreement in excess of the Maximum Amount.

(v)
[Reserved.]

4.
Conditions of Agent’s Obligations. The obligations of the Agent hereunder are subject to (i) the accuracy, as of the date of this Agreement, each Representation Date, each Notice Date, each Applicable Time, and each Settlement Date (in each case, as if made at such date) of and compliance with all representations, warranties and agreements of the Company contained herein, (ii) the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a)
Continuing Amendments; No Stop Order. If filing of the Prospectus, or any amendment or supplement thereto, or any Permitted Free Writing Prospectus, is required under the Securities Act, the Company shall have filed the Prospectus (or such amendment or supplement) or such Permitted Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b) under the Securities Act); the Registration Statement shall be effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any registration statement filed pursuant to Rule 462(b) under the Securities Act, or any amendment thereof, nor suspending or preventing the use of the Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus or otherwise) shall have been complied with to the Agent's satisfaction.

(b)
Absence of Certain Events. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)
No Material Misstatement or Omission. The Agent shall not have advised the Company that the Registration Statement or any Prospectus, contains an untrue statement of fact which, in the Agent’s opinion, is material, or omits to state a fact which, in the Agent’s opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(d)
No Adverse Changes. Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares of Common Stock upon the exercise of outstanding options or warrants), or any material change in the short‑term or long‑term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any development involving a prospective Material Adverse Effect (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company or any of its subsidiaries, the effect of which, in any such case described above, in the Agent’s judgment, makes it impractical or inadvisable to offer or deliver the Shares on the terms and in the manner contemplated in the Prospectus.

(e)
No Rating Downgrade. On or after each Applicable Time (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any

“nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(f)
Compliance with Certain Obligations. The Company shall have performed each of its obligations under Section 3(o) – 3(q) or such obligations shall have been waived in accordance with the terms of the applicable Section.

(g)
Opinion of Agent Counsel. On each Representation Date to which a waiver does not apply, there shall have been furnished to the Agent the opinion and negative assurance letter of Paul Hastings LLP, counsel for the Agent, dated as of such Representation Date and addressed to the Agent, in a form reasonably satisfactory to the Agent, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters; provided however, the opinion of Paul Hastings LLP shall only be required prior to the first Placement Notice, and thereafter, only a negative assurance letter of such counsel shall be required for each subsequent Representation Date.

(h)
Representation Certificate. On or prior to the first Placement Notice, the Agent shall have received the Representation Certificate in form and substance satisfactory to the Agent and its counsel.

(i)
No Objection by FINRA. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(j)
Timely Filing of Prospectus and Prospectus Supplement. All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Settlement Date, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 424 under the Securities Act.

(k)
Additional Documents and Certificates. The Company shall have furnished to the Agent and the Agent’s counsel such additional documents, certificates and evidence as they may have reasonably requested.

All opinions, certificates, letters and other documents described in this Section 4 will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Agent and the Agent’s counsel. The Company will furnish the Agent with such conformed copies of such opinions, certificates, letters and other documents as the Agent shall reasonably request.

5.
Indemnification and Contribution.

(a)
Company Indemnification. The Company agrees to indemnify and hold harmless the Agent, its affiliates, directors, officers and employees, and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Agent may become subject, under the Securities Act or otherwise (including in settlement of any litigation), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon, in whole or in part:

(i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the Rule 430B Information (as defined below) and at any subsequent time pursuant to Rules 430A and 430B promulgated under the Securities Act, and any other information deemed to be part of the Registration Statement at the time of effectiveness, and at any subsequent time pursuant to the Securities Act or the Exchange Act, and the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), any Permitted Free Writing Prospectus, or any roadshow as defined in Rule 433(h) under the Securities Act (a “road show”), or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,

(ii) any inaccuracy in the representations and warranties of the Company contained herein;

(i)
any investigation or proceeding by any governmental authority, commenced or threatened (whether or not the Agent is a target of or party to such investigation or proceeding);

(ii)
any failure of the Company to perform its respective obligations hereunder or under law;

and will reimburse the Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case of (i) through (iv) to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Agent specifically for use in the preparation thereof. “Rule 430B Information,” as used herein, means information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430B.

In addition to its other obligations under this Section 5(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 5(a), it will reimburse the Agent on a monthly basis for all reasonable documented legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Agent for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments which are not made to the Agent within 30 days of a request for reimbursement shall bear interest at the WSJ Prime Rate (as published from time to time by the Wall Street Journal).

(b)
Agent Indemnification. The Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Agent), but only insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to the Company by the Agent specifically for use in the preparation thereof, it being understood and agreed that the only information furnished by the Agent for use in the Registration Statement or the Prospectus consists of the statements set forth in the tenth and eleventh paragraphs under the caption “Plan of Distribution” in the Prospectus, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

(c)
Notice and Procedures. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Agent, it is advisable for the Agent to be represented by separate counsel, the Agent shall have the right to employ a single counsel to represent the Agent, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Agent as incurred (in accordance with the provisions of the second paragraph in subsection (a) above).

The indemnifying party under this Section 5 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 5, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)
Contribution; Limitations on Liability; Non-Exclusive Remedy. If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by the Agent (before deducting expenses) from the sale of the Shares. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

6.
Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including but not limited to the agreements of the Agent and the Company contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agent or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Agent hereunder.

7.
Termination of this Agreement.

(a)
The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through the Agent for the Company, the obligations of the Company, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Section 3(g), Section 5 and Section 6 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)
The Agent shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 3(g), Section 5 and Section 6 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)
Unless earlier terminated pursuant to this Section 7, this Agreement shall automatically terminate upon the earlier to occur of the issuance and sale of all of the Shares through the Agent on the terms and subject to the conditions set forth herein, except that the provisions of Section 3(g), Section 5 and Section 6 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)
This Agreement shall remain in full force and effect unless terminated pursuant to Sections 7(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 3(g), Section 5 and Section 6 shall remain in full force and effect.

(e)
Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 2(a)(vii) of this Agreement.

8.
Default by the Company. If the Company shall fail at any Settlement Date to sell and deliver the number of Shares which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of the Agent or, except as provided in Section 3(g) hereof, any non‑defaulting party. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default, and the Company shall (A) hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Agent any commission to which it would otherwise be entitled absent such default.

9.
Notices. Except as otherwise provided herein, all communications under this Agreement shall be in writing and, if to the Agent, shall be delivered via overnight delivery services to (i) Piper Sandler & Co., 350 North 5th Street, Suite 1000, Minneapolis, Minnesota 55401, Attention: Equity Capital Markets, with a copy to Piper Sandler General Counsel at 350 North 5th Street, Suite 1000, Minneapolis, Minnesota 55401 and LegalCapMarkets@psc.com; and (ii) the Company at 2235 Enterprise Street #110, Escondido, California 92029 and mknowles@onestopsystems.com Attention: Michael Knowles; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

10.
Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 5. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Agent.

11.
Absence of Fiduciary Relationship. The Company, having been advised by counsel, acknowledges and agrees that: (a) the Agent has been retained solely to act as a sales agent in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company (including any of the Company’s affiliates (including directors), equity holders, creditors, employees or agents, hereafter, “Company Representatives”), on the one hand, and the Agent on the other, has been created or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Agent has advised or is advising the Company on other matters and irrespective of the use of the defined term “Agent;” (b) neither the Agent nor any of its affiliates (including directors), equity holders, creditors, employees or agents, hereafter, “Agent Representatives”) shall have any duty or obligation to the Company or any Company Representative except as set forth in this Agreement; (c) the price and other terms of any Placement executed pursuant to this Agreement, as well as the terms of this Agreement, are deemed acceptable to the Company and its counsel, following discussions and arms-length negotiations with the Agent; (d) the Company is capable of evaluating and understanding, and in fact has evaluated, understands and accepts the terms, risks and conditions of any Placement Notice to be executed pursuant to this Agreement, and any other transactions contemplated by this Agreement; (e) the Company has been advised that the Agent and the Agent Representatives are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Agent and the Agent Representatives have no obligation to disclose any such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship, or otherwise; (f) the Company has been advised that the Agent is acting, in respect of any Placement and the transactions contemplated by this Agreement, solely for the benefit of the Agent, and not on behalf of the Company; and (g) the Company and the Company Representatives waive, to the fullest extent permitted by law, any claims that they may have against the Agent or any of the Agent Representatives for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any Placement or any of the transactions contemplated by this Agreement and agree that the Agent and the Agent Representatives shall have no liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any of the Company Representatives in respect of any person asserting any claim of breach of any fiduciary duty on behalf of or in right of the Company or any of the Company Representatives.

12.
Recognition of the U.S. Special Resolution Regimes.

(a)
In the event that the Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)
In the event that the Agent that is a Covered Entity or a BHC Act Affiliate of the Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)
As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13.
Governing Law and Waiver of Jury Trial. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. EACH OF THE PARTIES HERETO hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

14.
Submission to Jurisdiction, Etc. Each party hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts sitting in the Borough of Manhattan, City of New York, in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company agrees that service of process in any such suit or proceeding may be made upon the Company's registered agent for service of process in the State of Delaware, as designated from time to time in the records of the Delaware Secretary of State, in accordance with applicable law. Such service shall constitute valid and effective service of process upon the Company.

15.
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile or electronic mail (including, without limitation, “pdf”, “tif” or “jpg”) and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16.
Construction. The section and exhibit headings herein are for convenience only and shall not affect the construction hereof. References herein to any law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

[Signature Pages Follow]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Agent in accordance with its terms.

Very truly yours,

ONE STOP SYSTEMS, INC.

By: /s/ Mike Knowles

Name: Mike Knowles

Title: Chief Executive Officer

Confirmed as of the date first

above mentioned.

PIPER SANDLER & CO.

By: /s/ Neil Riley

Name: Neil Riley

Title: Managing Director

SCHEDULE 1

FORM OF PLACEMENT NOTICE

No Facsimile and No Voicemail

IMPORTANT

Piper Sandler will not accept a Placement Notice for any Shares that: (i) are trading at $0.50/Share or less, or (ii) are currently subject to a trading restriction by Piper Sandler or its clearing firm, Pershing LLC

From:	One Stop Systems, Inc.
To:

Piper Sandler & Co.

Attention:

Neil A. Riley (Neil.Riley@psc.com)

Connor N. Anderson (Connor.Anderson@psc.com)

Brent Bracelin (brent.bracelin@psc.com)

Jay Hershey (jay.hershey@psc.com)

Mark Cieciura (Mark.Cieciura@psc.com)

Date: Subject:	[●], 20[●] Equity Distribution Agreement – Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between One Stop Systems, Inc. (“Company”), and Piper Sandler & Co. (“Agent”) dated [●], 2026 (the “Agreement”), the Company hereby requests that Agent sell up to [●] shares of the Company’s common stock, par value $0.0001 per share, at a minimum market price of $[●] per share. Sales should begin on the date of this Placement Notice and shall continue until [●] /[all shares are sold].

SCHEDULE 2

NOTICE PARTIES

One Stop Systems, Inc.

Michael Knowles

mknowles@onestopsystems.com

Daniel Gabel

dgabel@onestopsystems.com

Piper Sandler & Co.

Neil A. Riley

Neil.Riley@psc.com

Connor N. Anderson

Connor.Anderson@psc.com

SCHEDULE 3

FORM OF REPRESENTATION CERTIFICATE

PURSUANT TO SECTION 3(q) OF THE AGREEMENT

[Date]

Piper Sandler & Co.

350 North 5th Street, Suite 1000

Minneapolis, MN 55401

Sir:

The undersigned, the duly qualified and elected [•], of One Stop Systems, Inc., a Delaware corporation (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 3(q) of the Equity Distribution Agreement, dated October 28, 2026 (the “Equity Distribution Agreement”), between the Company and Piper Sandler & Co., that to the best of the knowledge of the undersigned:

(i)
The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the date of the certificate, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of the certificate;
(ii)
No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Shares for Registration Statement, nor suspending or preventing the use of the base prospectus, the Prospectus or any Permitted Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of the Company’s knowledge, is contemplated by the Commission or any state or regulatory body;
(iii)
The Shares have been duly and validly authorized by the Company and that all corporate action required to be taken for the authorization, issuance and sale of the Shares has been validly and sufficiently taken;
(iv)
The signers of this certificate have carefully examined the Registration Statement, the base prospectus, the Prospectus and any Permitted Free Writing Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the base prospectus, the Prospectus and any Permitted Free Writing Prospectus),
(A)
each part of the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) contain, and contained when such part of the Registration Statement (or such amendment) became effective, all statements and information required to be included therein, each part of the Registration Statement, or any amendment thereof, does not contain, and did not contain, when such part of the Registration Statement (or such amendment) became effective, any untrue statement of a material fact or omit to state, and did not omit to state when such part of the Registration Statement (or such amendment) became effective, any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include and did not include as of its date, or the time of first use within the meaning of the Securities Act, any untrue statement of a material fact or omit to state and did not omit to state as of its date, or the time of first use within the meaning of the Securities Act, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading,
(B)
at no time during the period that begins on the earlier of the date of such base prospectus, Prospectus, or Permitted Free Writing Prospectus and the date such base prospectus, Prospectus, or Permitted Free Writing Prospectus was filed with the Commission and ends on the date of this certificate did such base prospectus, Prospectus, or Permitted Free Writing Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,
(C)
since the date of the Equity Distribution Agreement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the base prospectus, the Prospectus or any Permitted Free Writing Prospectus that has not been so filed,
(D)
except as stated in the Prospectus or any Permitted Free Writing Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the base prospectus, the Prospectus, and any Permitted Free Writing Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding Common Stock due to sales of Shares pursuant to the Equity Distribution Agreement and the issuance of shares of Common Stock upon the exercise of equity awards or warrants, or any material change in the short term or long term debt, or any Material Adverse Effect or any development involving a prospective Material Adverse Effect (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company, and
(E)
except as stated in the base prospectus, the Prospectus, and any Permitted Free Writing Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in a Material Adverse Effect.

Capitalized terms used herein without definition shall have the meanings given to such terms in the Equity Distribution Agreement.

ONE STOP SYSTEMS, INC.
By:
Name:
Title: